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

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements (Nos. 33-39325, 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201,
33-64633 and 333-08113) on Form S-3 and (Nos. 33-21780, 33-25419, 33-33954,
33-64056, 33-64058, 33-64112 and 33-64114) on Form S-8 of Airgas, Inc. of our
report dated June 5, 1996, with respect to the balance sheet of Welders Supply Company, Inc. as of December 31, 1995 and the related statements of earnings, stockholders' equity and cash flows for the year then ended, which report appears in the Form 8-K of Airgas, Inc. dated October 16, 1996.

                                               KPMG PEAT MARWICK LLP

Nashville, Tennessee
October 16, 1996
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